[ EXHIBIT 23.1  CONSENT OF INDEPENDENT ACCOUNTANTS ]


                             Randy Simpson CPA, P.C.
                            11775 South Nicklaus Road
                                Sandy, Utah 84092
                           Fax & Phone (801) 572-3009



CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to (a) the inclusion in the Registration Statement of Perfect Health Care Corp. (formerly Love Calendar, Inc.) on Form S-8 of our report dated August 13, 2002, relating to the financial statements of Perfect Health Care Corp. as of June 30, 2002 and for the years ended June 30, 2002 and June 31, 2001 and (b) the reference to our firm in the Registration Statement under the caption "Experts" or elsewhere.



Randy Simpson, CPA, P.C.
A Professional Corporation
July 15, 2003
Sandy, Utah